AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 25, 1997
                                                   Registration No. 333-________
______________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       __________________________________

                                    FORM S-8
                 REGISTRATION UNDER THE SECURITIES ACT OF 1933
                       __________________________________

                             FISHER COMPANIES INC.
                             ---------------------
             (Exact name of registrant as specified in its charter)


          WASHINGTON                                     91-0222175
         ----------                                      ----------
(State or other jurisdiction           (I.R.S. Employer Identification Number)
of incorporation or organization)

  1525 ONE UNION SQUARE, 600 UNIVERSITY STREET, SEATTLE, WASHINGTON 98101-3185
  ----------------------------------------------------------------------------
       (Address of Principal Executive Offices)               (Zip Code)

                    FISHER COMPANIES INCENTIVE PLAN OF 1995
                    ---------------------------------------
                              (Full title of plan)

                                DAVID D. HILLARD
                                ----------------
  1525 One Union Square, 600 University Street, Seattle, Washington 98101-3185
  ----------------------------------------------------------------------------
                    (Name and address of agent for service)

                                 (206) 624-2752
                                 --------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
 ______________________________________________________________________________

                                                                                  Proposed
                                                      Proposed maximum            maximum
Title of                   Amount                     offering                    aggregate                   Amount of
securities to be           to be                      price                       offering                    registration
registered                 registered (1)             per share (2)               price (2)                   fee
----------                 --------------             -------------               ---------                   ---
Common shares,             277,616                   $129.50                      $35,951,272                 $10,894.32
 par value $2.50

 ______________________________________________________________________________
Notes:
1. Represents Common Shares of $2.50 par value ("Common Shares") being registered under the Incentive Plan of 1995 ("Plan") of Fisher Companies Inc. ("Registrant"), together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance under the Plan as a result of a future stock split, stock dividend or similar adjustment, as permitted by Rule 416.

2. Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended ("Act"), the price per share is estimated to be $129.50 based upon the trading price of the transactions in Registrant's Common Shares on July 18, 1997, as quoted by P.C. Quote, Inc. on July 18, 1997.

            PART II.  INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents listed below are incorporated by reference in the Registration Statement. In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") prior to Registrant's filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     (a) The Registrant's registration statement on Form 10 (Registration No. 000-22439), filed on April 25, 1997, as amended by Pre-effective Amendment No. 1 to Form 10 filed June 6, 1997, and Pre-effective Amendment No. 2 to Form 10 filed June 18, 1997, pursuant to Section 12(g) of the Exchange Act, which contains audited financial statements for the most recent fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by Registrant's document referred to in (a) above.

     (c) The description of the Common Shares contained in the Registration Statement on Form 10 (Registration No. 000-22439), filed on April 25, 1997, as amended by Pre-effective Amendment No. 1 to Form 10 filed on June 6, 1997, and Pre-effective Amendment No. 2 to Form 10 filed on June 18, 1997, pursuant to
Section 12(g) of the Exchange Act.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares offered pursuant to the Fisher Companies Incentive Plan of 1995 will be passed upon by Graham & Dunn, PC, 1420 Fifth Avenue, 33rd Floor, Seattle, Washington 98101.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Washington Business Corporation Act ("WBCA") sets forth certain mandatory and permissive provisions which a Washington corporation may utilize in indemnifying and/or advancing expenses to its directors, officers, employees and agents. The WBCA also authorizes a corporation to adopt its own provisions governing indemnification and advancement of expenses. Such provisions must be contained in the corporation's articles of incorporation, a bylaw adopted or ratified by shareholders, or a resolution adopted or ratified by shareholders. In no case, however, may such provisions authorize indemnification or advancement of expenses to any director, officer, employee or agent for (a) acts or omissions finally adjudged to be intentional misconduct or a knowing violation of law, (b) conduct finally adjudged to be in violation of Section 23B.08.310 of the WBCA (regarding unlawful distributions), and (c) conduct from which the person received a benefit in money, property or services to which he or she was adjudged to be not legally entitled.

     Registrant's Articles and the Bylaws, taken together, provide that the Registrant shall indemnify any person who was or is involved in any manner or was or is threatened to be made so involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director or director-officer of Registrant or any of its subsidiaries, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding. Registrant may not, however, provide such indemnification on account of (a) acts or omissions finally adjudged to be intentional misconduct or knowing violation of law; (b) conduct finally adjudged to be in violation of Section 23B.08.310 of the Revised Code of Washington; or (c) any transaction with respect to which it was finally adjudged that such person personally received a benefit in money, property, or services to which such person was not entitled (the foregoing instances being defined in Registrant's Bylaws as "egregious conduct"). The Articles provide that no director of Registrant will be liable to Registrant or to its shareholders, or to any subsidiary or its shareholders, for monetary damages for conduct as a director or director-officer except in instances involving egregious conduct. The rights to indemnification provided by the Articles and Bylaws include the right to receive payment of any expenses incurred by the person being indemnified in connection with a proceeding in advance of the final disposition of the proceeding consistent with applicable law. Such rights are not exclusive of any other rights to which any person seeking indemnification may otherwise be entitled. The Articles and Bylaws also specify or incorporate by reference certain procedures, presumptions and remedies that apply with respect to the right to indemnification and the advancement of expenses.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

    Exhibit
    Number                                       Description
    ------                                       -----------
       4.1          Registrant's Articles of Incorporation.  (1)
       4.2          Registrant's Bylaws.  (2)
       5.1          Opinion of Graham & Dunn, P.C., Registrant's legal counsel, dated
                    July 25, 1997.
      23.1          Consent of Graham & Dunn (included in Exhibit 5.1).
      23.2          Consent of Price Waterhouse LLP.
      24.1          Powers of Attorney (included in Signature Page).
      99.1          Registrant's Incentive Plan of 1995.

___________________
    (1) Incorporated by reference from Exhibit 3.1 of Registrant's registration statement on Form 10 (Registration No. 000-22439), filed on April 25, 1997, pursuant to Section 12(g) of the Exch ange Act.

    (2) Incorporated by reference from Exhibit 3.2 of Registrant's registration statement on Form 10 (Registration No. 000-22439), filed on April 25, 1997, pursuant to Section 12(g) of the Exch ange Act.

ITEM 9.  UNDERTAKINGS.

A.      The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this
          -----------------
section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 25th day of July, 1997.

                              FISHER COMPANIES INC.


                              By:  /s/ William W. Krippaehne, Jr.
                                   ------------------------------
                                   William W. Krippaehne, Jr.
                                   President and Chief Executive Officer

                               POWER OF ATTORNEY
                               -----------------

     Each person whose individual signature appears below hereby authorizes and appoints William W. Krippaehne, Jr. and David D. Hillard, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead, and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated, on the 25th day of July, 1997.

Signature                                                             Title
---------                                                             -----

/s/ William W. Krippaehne, Jr.                   President and Chief Executive Officer
------------------------------                   (Principal Executive Officer)
William W. Krippaehne, Jr.


/s/ David D. Hillard                             Senior Vice President, Chief Financial
--------------------                             Officer and Secretary
David D. Hillard                                 (Principal Financial and Accounting Officer)


 /s/  Glen P. Christofferson                      Vice President and Controller (Controller)
----------------------------
Glen P. Christofferson


/s/  Robin E. Campbell                           Director
----------------------
Robin E. Campbell

/s/  James W. Cannon                             Director
--------------------
James W. Cannon

/s/  George D. Fisher                            Director
---------------------
George D. Fisher

/s/  Phelps K. Fisher                            Director
---------------------
Phelps K. Fisher

/s/  William O. Fisher                           Director
---------------------
William O. Fisher

/s/  Carol H. Fratt                              Director
-------------------
Carol H. Fratt

/s/  Donald G. Graham, Jr.                       Director
--------------------------
Donald G. Graham, Jr.

/s/  Donald G. Graham, III                       Director
--------------------------
Donald G. Graham, III

/s/  John D. Mangels                             Director
--------------------
John D. Mangels

/s/  Jean F. McTavish                            Director
---------------------
Jean F. McTavish

/s/  Jacklyn F. Meurk                            Director
---------------------
Jacklyn F. Meurk

/s/  W. W. Warren                                Director
-----------------
W. W. Warren

/s/  W. W. Warren, Jr.                           Director
----------------------
W. W. Warren, Jr.